CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights for Liberty Municipal Money Market Fund (a series comprising Liberty Funds Trust IV) in the Liberty Municipal Money Market Fund Class A, B and C
Shares Prospectus and Liberty Municipal Money Market Fund Class Z Shares Prospectus and "Independent Auditors of the Fund" and "Financials Statements" in the Liberty Funds Trust IV Additional Information and to the incorporation by reference in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 2-62492) of our report dated August 16, 2002 on the financial statements and financial highlights of Liberty Municipal Money Market Fund and SR&F Municipal Money Market Portfolio (each a series of SR&F Base Trust) included in the Liberty Municipal Money Market Fund Annual Report dated June 30, 2002.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2002